EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results;
Announces $125 Million Share Repurchase Authorization
EMERYVILLE, Calif., Feb. 15, 2022 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $60.5 million, or $0.69 per diluted share, for the fourth quarter ended December 31, 2021, which compares to $60.2 million, or $0.69 per diluted share, in the third quarter ended September 30, 2021 and $48.3 million, or $0.56 per diluted share, in the fourth quarter ended December 31, 2020. Adjusted net income for the quarter was $63.5 million or $0.73 per diluted share, which compares to $61.8 million or $0.71 per diluted share in the third quarter ended September 30, 2021 and $50.8 million or $0.59 per diluted share in the fourth quarter ended December 31, 2020.

Net income for the full year ended December 31, 2021 was $231.1 million or $2.65 per diluted share, which compares to $171.6 million, or $2.13 per diluted share, for the year ended December 31, 2020. Adjusted net income for the year was $236.8 million or $2.73 per diluted share, which compares to $173.6 million, or $2.19 per diluted share, for the year ended December 31, 2020. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

The company also announced today that its Board of Directors has authorized a $125 million share repurchase plan effective through December 31, 2023.

Adam Pollitzer, President and Chief Executive Officer of National MI, said, “The fourth quarter capped a year of standout success for National MI. In 2021, we delivered record NIW volume, grew our high-quality insured portfolio, and achieved record profitability and consistently strong mid-teen returns. We ended the year with a robust funding position and are pleased to announce our $125 million debut share repurchase program. We are excited to progress along our capital roadmap and provide investors with the ability to directly access value as we continue to perform, grow our earnings and compound book value. National MI is leading with impact; helping a record number of borrowers gain access to housing and providing them support as they build long-term value and community. Looking forward, we see a compelling opportunity to continue to support borrowers in need, drive strong growth in our high-quality insurance in-force and deliver strong risk-adjusted returns.”

Selected fourth quarter 2021 highlights include:

•New insurance written was $18.3 billion, compared to $18.1 billion in the third quarter and $19.8 billion in the fourth quarter of 2020, primarily reflecting a decline in refinancing origination volume year-on-year

•Primary insurance-in-force at quarter-end was $152.3 billion, up 6% from $143.6 billion in the third quarter and 37% compared to $111.3 billion in the fourth quarter of 2020

•Net premiums earned were $113.9 million, compared to $113.6 million in the third quarter and $100.7 million in the fourth quarter of 2020

•Underwriting and operating expenses were $38.8 million, including $2.5 million of costs incurred in connection with our CEO transition and $1.5 million of capital market transaction costs, compared to $34.7 million in the third quarter and $35.0 million in the fourth quarter of 2020

EXHIBIT 99.1
•Insurance claims and claim expenses was a benefit of $0.5 million, compared to an expense of $3.2 million in the third quarter and $3.5 million in the fourth quarter of 2020

•Shareholders' equity was $1.6 billion at quarter end, equal to $18.25 per share, up 3% compared to $17.68 per share in the third quarter and 13% compared to $16.08 per share in the fourth quarter of 2020

•Annualized return on equity for the quarter was 15.7% and annualized adjusted return on equity was 16.5%

•At quarter-end, total PMIERs available assets were $2.0 billion and net risk-based required assets of $1.2 billion

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2021	9/30/2021	12/31/2020	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$152.3	$143.6	$111.3	6%	37%
New Insurance Written - NIW
Monthly premium	17.0	16.9	17.8	1%	(5)%
Single premium	1.4	1.2	2.0	12%	(31)%
Total (2)	18.3	18.1	19.8	1%	(7)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	113.9	113.6	100.7	—%	13%
Insurance Claims and Claim Expenses	(0.5)	3.2	3.5	(116)%	(114)%
Underwriting and Operating Expenses	38.8	34.7	35.0	12%	11%
Net Income	60.5	60.2	48.3	1%	25%
Adjusted Net Income	63.5	61.8	50.8	3%	25%
Cash and Investments	2,163	2,152	1,931	1%	12%
Shareholders' Equity	1,566	1,516	1,370	3%	14%
Book Value per Share	18.25	17.68	16.08	3%	13%
Loss Ratio	(0.4)%	2.8%	3.5%
Expense Ratio	34.1%	30.5%	34.7%
(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Total may not foot due to rounding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, February 15, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 9990952 or by referencing NMI Holdings, Inc

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements

EXHIBIT 99.1
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel; changes in the charters, business practices, policy or priorities of Fannie Mae and Freddie Mac (collectively, the "GSEs"), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (FHFA), such as the FHFA's priority to increase the accessibility and affordability of homeownership for low-and-moderate income borrowers and minority communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

EXHIBIT 99.1
Use of Non-GAAP Financial Measures

We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the

EXHIBIT 99.1
impact special or rare occurrences may have on our current financial performance. Infrequent, unusual or non-operating adjustments for the three and twelve months ended December 31, 2021, include severance, restricted stock modification and other expenses incurred in connection with the CEO transition we announced on September 9, 2021. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Revenues	(In Thousands, except for per share data)
Net premiums earned	$113,933	$100,709	$444,294	$397,172
Net investment income	10,045	8,386	38,072	31,897
Net realized investment gains	714	295	729	930
Other revenues	380	513	1,977	3,284
Total revenues	125,072	109,903	485,072	433,283
Expenses
Insurance claims and claim (benefits) expenses	(500)	3,549	12,305	59,247
Underwriting and operating expenses	38,843	34,994	142,303	131,610
Service expenses	650	459	2,509	2,840
Interest expense	8,029	7,906	31,796	24,387
(Gain) loss from change in fair value of warrant liability	(112)	1,379	(566)	(2,907)
Total expenses	46,910	48,287	188,347	215,177

Income before income taxes	78,162	61,616	296,725	218,106
Income tax expense	17,639	13,348	65,595	46,540
Net income	$60,523	$48,268	$231,130	$171,566

Earnings per share
Basic	$0.71	$0.57	$2.70	$2.20
Diluted	$0.69	$0.56	$2.65	$2.13

Weighted average common shares outstanding
Basic	85,757	84,956	85,620	78,023
Diluted	87,117	86,250	86,885	79,263

Loss ratio(1)	(0.4)%	3.5%	2.8%	14.9%
Expense ratio(2)	34.1%	34.7%	32.0%	33.1%
Combined ratio (3)	33.7%	38.3%	34.8%	48.1%

Net income	$60,523	$48,268	$231,130	$171,566
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains in accumulated other comprehensive income, net of tax (benefit) expense of $(4,601) and $1,869 for the three months ended December 31, 2021 and 2020, respectively, and $(13,768) and $9,525 for the years ended December 31, 2021, and 2020, respectively	(17,307)	7,031	(51,795)	35,829
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $150 and $62 for the three months ended December 31, 2021 and 2020, respectively, and $153 and $(196) for the years ended December 31, 2021, and 2020 respectively	(564)	(233)	(576)	739
Other comprehensive income (loss), net of tax	(17,871)	6,798	(52,371)	36,568
Comprehensive income	$42,652	$55,066	$178,759	$208,134
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	December 31, 2021	December 31, 2020
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,078,773 and $1,730,835 as of December 31, 2021 and December 31, 2020, respectively)	$2,085,931	$1,804,286
Cash and cash equivalents (including restricted cash of $3,165 and $5,555 as of December 31, 2021 and December 31, 2020, respectively)	76,646	126,937
Premiums receivable	60,358	49,779
Accrued investment income	11,900	9,862
Prepaid expenses	3,530	3,292
Deferred policy acquisition costs, net	59,584	62,225
Software and equipment, net	32,047	29,665
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	2,393	6,190
Reinsurance recoverable	20,320	17,608
Other assets	94,238	53,188
Total assets	$2,450,581	$2,166,666

Liabilities
Debt	$394,623	$393,301
Unearned premiums	139,237	118,817
Accounts payable and accrued expenses	72,000	61,716
Reserve for insurance claims and claim expenses	103,551	90,567
Reinsurance funds withheld	5,601	8,653
Warrant liability, at fair value	2,363	4,409
Deferred tax liability, net	164,175	112,586
Other liabilities	3,245	7,026
Total liabilities	884,795	797,075

Shareholders' equity
Common stock - class A shares, $0.01 par value; 85,792,849 and 85,163,039 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively (250,000,000 shares authorized)	858	852
Additional paid-in capital	955,302	937,872
Accumulated other comprehensive income, net of tax	1,485	53,856
Retained earnings	608,141	377,011
Total shareholders' equity	1,565,786	1,369,591
Total liabilities and shareholders' equity	$2,450,581	$2,166,666

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	For the three months ended			For the year ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021		12/31/2020
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$113,933	$113,594	$100,709	$444,294		$397,172
Net investment income	10,045	9,831	8,386	38,072		31,897
Net realized investment gains	714	3	295	729		930
Other revenues	380	613	513	1,977		3,284
Total revenues	125,072	124,041	109,903	485,072		433,283
Expenses
Insurance claims and claim (benefits) expenses	(500)	3,204	3,549	12,305		59,247
Underwriting and operating expenses	38,843	34,669	34,994	142,303		131,610
Service expenses	650	787	459	2,509		2,840
Interest expense	8,029	7,930	7,906	31,796		24,387
(Gain) loss from change in fair value of warrant liability	(112)	—	1,379	(566)		(2,907)
Total expenses	46,910	46,590	48,287	188,347		215,177

Income before income taxes	78,162	77,451	61,616	296,725		218,106
Income tax expense	17,639	17,258	13,348	65,595		46,540
Net income	$60,523	$60,193	$48,268	$231,130		$171,566

Adjustments:
Net realized investment gains	(714)	(3)	(295)	(729)		(930)
(Gain) loss from change in fair value of warrant liability	(112)	—	1,379	(566)		(2,907)
Capital markets transaction costs	1,505	481	1,719	3,979		7,237
Other infrequent, unusual or non-operating items (6)	2,540	1,289	—	3,829		—
Adjusted income before taxes	81,381	79,218	64,419	303,238		221,506

Income tax expense on adjustments (7)	251	139	299	806		1,324
Adjusted net income	$63,491	$61,821	$50,772	$236,837		$173,642

Weighted average diluted shares outstanding	87,117	86,880	86,250	86,885		79,263
Adjusted weighted average diluted shares outstanding	87,117	86,880	86,250	86,885		79,263

Diluted EPS (1)	$0.69	$0.69	$0.56	$2.65	(1)	$2.13
Adjusted diluted EPS	$0.73	$0.71	$0.59	$2.73		$2.19

Return on equity	15.7%	16.2%	14.4%	15.7%		14.9%
Adjusted return on equity	16.5%	16.6%	15.2%	16.1%		15.1%

Expense ratio (2)	34.1%	30.5%	34.7%	32.0%		33.1%
Adjusted expense ratio (3)	30.5%	29.0%	33.0%	30.3%		32.0%

Combined ratio (4)	33.7%	33.3%	38.3%	34.8%		48.1%
Adjusted combined ratio (5)	30.1%	31.8%	36.6%	33.0%		46.9%
(1)    Diluted net income for the three months ended December 31, 2021, the year ended December 31, 2021 and 2020, excludes the impact of the warrant fair value change as it was dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was anti-dilutive.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions and infrequent or unusual non-operating items) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction and infrequent or unusual non-operating items) and insurance claims and claims expense by net premiums earned.
(6)    Represents severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced on September 9, 2021.
(7)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.

Historical Quarterly Data	2021				2020
	December 31	September 30	June 30	March 31	December 31	September 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$113,933	$113,594	$110,888	$105,879	$100,709	$98,802
Net investment income	10,045	9,831	9,382	8,814	8,386	8,337
Net realized investment gains (losses)	714	3	12	—	295	(4)
Other revenues	380	613	483	501	513	648
Total revenues	125,072	124,041	120,765	115,194	109,903	107,783
Expenses
Insurance claims and claim (benefits) expenses	(500)	3,204	4,640	4,962	3,549	15,667
Underwriting and operating expenses	38,843	34,669	34,725	34,065	34,994	33,969
Service expenses	650	787	481	591	459	557
Interest expense	8,029	7,930	7,922	7,915	7,906	7,796
(Gain) loss from change in fair value of warrant liability	(112)	—	(658)	205	1,379	437
Total expenses	46,910	46,590	47,110	47,738	48,287	58,426

Income before income taxes	78,162	77,451	73,655	67,456	61,616	49,357
Income tax expense	17,639	17,258	16,133	14,565	13,348	11,178
Net income	$60,523	$60,193	$57,522	$52,891	$48,268	$38,179

Earnings per share
Basic	$0.71	$0.70	$0.67	$0.62	$0.57	$0.45
Diluted	$0.69	$0.69	$0.65	$0.61	$0.56	$0.45

Weighted average common shares outstanding
Basic	85,757	85,721	85,467	85,317	84,956	84,805
Diluted	87,117	86,880	86,819	86,487	86,250	85,599

Other data
Loss Ratio(1)	(0.4)%	2.8%	4.2%	4.7%	3.5%	15.9%
Expense Ratio(2)	34.1%	30.5%	31.3%	32.2%	34.7%	34.4%
Combined ratio (3)	33.7%	33.3%	35.5%	36.9%	38.3%	50.2%
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.
.

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	($ Values In Millions)
New insurance written	$18,342	$18,084	$22,751	$26,397	$19,782	$18,499
New risk written	$4,786	4,640	5,650	6,531	4,868	4,577
Insurance in force (IIF) (1)	152,343	143,618	136,598	123,777	111,252	104,494
Risk in force (1)	$38,661	36,253	34,366	31,206	28,164	26,568
Policies in force (count) (1)	512,316	490,714	471,794	436,652	399,429	381,899
Average loan size ($ value in thousands) (1)	$297	$293	$290	$283	$279	$274
Coverage percentage (2)	25.4%	25.2%	25.2%	25.2%	25.3%	25.4%
Loans in default (count) (1)	6,227	7,670	8,764	11,090	12,209	13,765
Default rate (1)	1.22%	1.56%	1.86%	2.54%	3.06%	3.60%
Risk in force on defaulted loans (1)	$435	$546	$625	$785	$874	$1,008
Net premium yield (3)	0.34%	0.32%	0.34%	0.36%	0.37%	0.39%
Earnings from cancellations	$5.1	$7.7	$7.0	$9.9	$11.7	$12.6
Annual persistency (4)	63.8%	58.1%	53.9%	51.9%	55.9%	60.0%
Quarterly run-off (5)	6.7%	8.1%	8.0%	12.5%	12.5%	13.1%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated

Primary NIW	For the three months ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In Millions)
Monthly	$16,972	$16,861	$19,422	$23,764	$17,789	$16,516
Single	1,370	1,223	3,329	2,633	1,993	1,983
Primary	$18,342	$18,084	$22,751	$26,397	$19,782	$18,499

EXHIBIT 99.1

Primary and pool IIF	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In Millions)
Monthly	$133,104	$124,767	$117,629	$106,920	$95,336	$88,584
Single	19,239	18,851	18,969	16,857	15,916	15,910
Primary	152,343	143,618	136,598	123,777	111,252	104,494

Pool	1,229	1,339	1,460	1,642	1,855	2,115
Total	$153,572	$144,957	$138,058	$125,419	$113,107	$106,609

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, and 2022 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction and and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$8,194,604	$7,610,870	$7,113,707	$6,330,409	$5,543,969	$5,159,061
Ceded premiums earned	(28,490)	(28,366)	(27,537)	(25,747)	(24,161)	(24,517)
Ceded claims and claim expenses	19	840	1,194	1,180	601	3,200
Ceding commission earned	6,208	6,142	5,961	5,162	4,787	4,798
Profit commission	16,142	15,191	14,391	13,380	13,184	11,034

The ILN Transactions
Ceded premiums	$(11,344)	$(10,390)	$(10,169)	$(9,397)	$(9,422)	$(6,268)
    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	($ In Millions)
>= 760	$8,032	$8,073	$11,495	$40,408	$37,437
740-759	3,115	3,254	3,387	15,927	9,443
720-739	2,833	2,563	2,447	12,511	7,820
700-719	2,196	2,099	1,430	8,450	4,644
680-699	1,653	1,487	820	5,792	2,692
<=679	514	608	203	2,486	666
Total	$18,342	$18,084	$19,782	$85,574	$62,702
Weighted average FICO	748	749	761	752	761

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(In Millions)
95.01% and above	$1,569	$1,957	$1,877	$8,153	$3,732
90.01% to 95.00%	8,879	8,344	7,839	38,215	26,000
85.01% to 90.00%	5,583	4,961	6,239	24,655	22,356
85.00% and below	2,311	2,822	3,827	14,551	10,614
Total	$18,342	$18,084	$19,782	$85,574	$62,702
Weighted average LTV	91.9%	91.8%	90.9%	91.4%	90.9%

Primary NIW by purchase/refinance mix	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(In Millions)
Purchase	$17,097	$16,400	$13,085	$70,318	$41,616
Refinance	1,245	1,684	6,697	15,256	21,086
Total	$18,342	$18,084	$19,782	$85,574	$62,702
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2021.

Primary IIF and RIF	As of December 31, 2021
	IIF	RIF
	(In Millions)
December 31, 2021	$81,226	$20,591
2020	43,795	11,023
2019	12,407	3,249
2018	4,929	1,258
2017	4,233	1,062
2016 and before	5,753	1,478
Total	$152,343	$38,661
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Millions)
>= 760	$76,449	$73,080	$58,368
740-759	26,219	24,676	17,442
720-739	21,356	19,898	15,091
700-719	14,401	13,206	10,442
680-699	9,654	8,678	6,777
<=679	4,264	4,080	3,132
Total	$152,343	$143,618	$111,252

EXHIBIT 99.1

Primary RIF by FICO	As of
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Millions)
>= 760	$19,125	$18,200	$14,634
740-759	6,707	6,280	4,449
720-739	5,497	5,086	3,868
700-719	3,771	3,432	2,692
680-699	2,511	2,243	1,748
<=679	1,050	1,012	773
Total	$38,661	$36,253	$28,164

Primary IIF by LTV	As of
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Millions)
95.01% and above	$14,058	$13,179	$9,129
90.01% to 95.00%	68,537	63,828	49,898
85.01% to 90.00%	46,971	44,451	36,972
85.00% and below	22,777	22,160	15,253
Total	$152,343	$143,618	$111,252

Primary RIF by LTV	As of
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Millions)
95.01% and above	$4,230	$3,932	$2,637
90.01% to 95.00%	20,210	18,810	14,673
85.01% to 90.00%	11,533	10,902	9,067
85.00% and below	2,688	2,609	1,787
Total	$38,661	$36,253	$28,164

Primary RIF by Loan Type	As of
	December 31, 2021	September 30, 2021	December 31, 2020

Fixed	99%	99%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	1	1	1
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Millions)
IIF, beginning of period	$143,618	$136,598	$104,494
NIW	18,342	18,084	19,782
Cancellations, principal repayments and other reductions	(9,617)	(11,064)	(13,024)
IIF, end of period	$152,343	$143,618	$111,252

EXHIBIT 99.1
Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	December 31, 2021	September 30, 2021	December 31, 2020
California	10.4%	10.2%	11.2%
Texas	9.7	9.9	8.8
Florida	8.6	8.6	7.3
Virginia	4.7	4.9	5.1
Colorado	3.8	4.0	4.1
Georgia	3.8	3.7	3.1
Maryland	3.7	3.8	3.7
Washington	3.7	3.5	3.5
Illinois	3.6	3.7	3.8
Pennsylvania	3.3	3.2	3.4
Total	55.3%	55.5%	54.0%

The table below presents selected primary portfolio statistics, by book year, as of December 31, 2021.

	As of December 31, 2021
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$6	4%	655	46	1	1	0.4%	0.3%	2.2%
2014	3,451	274	8%	14,786	1,693	60	49	4.3%	0.7%	3.5%
2015	12,422	1,706	14%	52,548	9,341	275	117	3.3%	0.7%	2.9%
2016	21,187	3,768	18%	83,626	18,987	591	129	2.8%	0.9%	3.1%
2017	21,582	4,233	20%	85,897	21,718	950	101	4.3%	1.2%	4.4%
2018	27,295	4,928	18%	104,043	24,448	1,328	89	8.2%	1.4%	5.4%
2019	45,141	12,407	27%	148,423	50,313	1,479	20	11.4%	1.0%	2.9%
2020	62,702	43,795	70%	186,174	138,203	1,070	1	6.0%	0.6%	0.8%
2021	85,574	81,226	95%	257,972	247,567	473	—	2.0%	0.2%	0.2%
Total	$279,516	$152,343		934,124	512,316	6,227	507
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(In Thousands)
Beginning balance	$104,604	$87,230	$90,567	$23,752
Less reinsurance recoverables (1)	(20,420)	(17,180)	(17,608)	(4,939)
Beginning balance, net of reinsurance recoverables	84,184	70,050	72,959	18,813

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	4,159	5,745	23,433	66,943
Prior years (3)	(4,659)	(2,196)	(11,128)	(7,696)
Total claims and claim expenses incurred	(500)	3,549	12,305	59,247

Less claims paid:
Claims and claim expenses paid:
Current year (2)	1	434	16	586
Prior years (3)	452	206	2,017	4,515
Total claims and claim expenses paid	453	640	2,033	5,101

Reserve at end of period, net of reinsurance recoverables	83,231	72,959	83,231	72,959
Add reinsurance recoverables (1)	20,320	17,608	20,320	17,608
Ending balance	$103,551	$90,567	$103,551	$90,567
(1)    Related to ceded losses recoverable under the QSR Transactions
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $18.1 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the year ended December 31, 2021, $60.8 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for year ended December 31, 2020.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $6.3 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the year ended December 31, 2021, $6.2 million attributed to net case reserves and $1.3 million attributed to net IBNR reserves for the year ended December 31, 2020.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Beginning default inventory	7,670	13,765	12,209	1,448
Plus: new defaults	1,244	2,589	5,730	19,459
Less: cures	(2,664)	(4,122)	(11,626)	(8,548)
Less: claims paid	(23)	(20)	(82)	(143)
Less: claims denied	—	(3)	(4)	(7)
Ending default inventory	6,227	12,209	6,227	12,209

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(In Thousands)
Number of claims paid (1)	23	20	82	143
Total amount paid for claims	$572	$813	$2,554	$6,434
Average amount paid per claim	$25	$41	$31	$45
Severity(2)	53%	75%	59%	80%
(1)    Count includes five and 15 claims settled without payment for the three months and year ended December 31, 2021, respectively, and one and nine claims settled without payment for the three months and year ended December 31, 2020, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of December 31, 2021	As of December 31, 2020
	(In Thousands)
Case (1)	$15.3	$6.8
IBNR (1)(2)	1.3	0.6
Total	$16.6	$7.4
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	December 31, 2021	September 30, 2021	December 31, 2020
	(In Thousands)
Available Assets	$2,041,193	$1,992,964	$1,750,668
Risk-Based Required Assets	1,186,272	1,365,656	984,372